UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

Artiva Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42179	83-3614316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Morehouse Drive, Suite 100

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 267-4467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARTV	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

Departure of Director

On May 18, 2026, Diego Miralles, M.D. resigned as a member of the Board of Directors (the “Board”) of Artiva Biotherapeutics, Inc. (the “Company”), effective May 18, 2026, in connection with his appointment as President and Head of Research and Development of the Company as described below. Dr. Miralles’s resignation was not a result of any dispute or disagreement with the Company.

In connection with Dr. Miralles’s resignation, the size of the Board was reduced from eight members to seven members.

(b)

Departure of Chief Financial Officer

On May 18, 2026, Thad Huston and the Company agreed to Mr. Huston’s separation from his position as Chief Financial Officer and principal financial and accounting officer of the Company, effective May 22, 2026 (the “Separation Date”). Mr. Huston’s separation was not the result of any dispute or disagreement with the Company. The Company plans to conduct a search for Mr. Huston’s replacement. In connection with Mr. Huston’s separation from the Company, he and the Company entered into a separation agreement, dated as of May 18, 2026 (the “Separation Agreement”), pursuant to which Mr. Huston will: (i) receive a cash payment equal to three months of his base salary in effect as of the Separation Date (in the total amount of approximately $135,000), subject to standard payroll deductions and withholdings; and (ii) receive up to nine months of COBRA group health insurance continuation. The foregoing severance benefits are conditioned upon Mr. Huston not revoking the Separation Agreement on or within 21 calendar days after the Separation Date.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed by the Company with the SEC (as defined below).

Resignation of President

On May 18, 2026 (the “Effective Date”), Fred Aslan, M.D. resigned as President of the Company in connection with Dr. Miralles’s appointment as President and Head of Research and Development of the Company as described below. Dr. Aslan remains the Company’s Chief Executive Officer and a member of the Board.

(c)

Appointments of Principal Financial and Accounting Officer and President and Head of Research and Development

On the Effective Date, the Company appointed (i) Dr. Aslan as the Company’s principal financial officer and principal accounting officer and (ii) Dr. Miralles as the Company’s President and Head of Research and Development.

The biographies of Drs. Aslan and Miralles are incorporated herein by reference to the section titled “Our Board of Directors” of the Company’s Amendment No.1 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on April 30, 2026.

(e)

Miralles Offer Letter

In connection with Dr. Miralles’s appointment, the Company entered into an offer letter with Dr. Miralles (the “Offer Letter”). Pursuant to the Offer Letter, Dr. Miralles will receive an annual base salary of $600,000 and will be eligible for a discretionary annual cash bonus with a target of 45% of Dr. Miralles’s base salary during the bonus year (the “Target Amount”), which for 2026 will be calculated as if his employment commenced on April 1, 2026. Also pursuant to the Offer Letter, Dr. Miralles will be granted as an inducement award (i) options to purchase 232,500 shares of the Company’s common stock, and (ii) 77,500 restricted stock units (the “RSUs”), in each case under the Company’s 2025 Inducement Plan (the “Plan”). The Options will vest over a four-year period, with 25% vesting on May 15, 2027, and the remaining 75% vesting in 36 equal monthly installments over the three-year period thereafter, subject to Dr. Miralles’s continued employment. The RSUs will vest over a four-year period, with 25% vesting on May 15, 2027, and the remaining 75% vesting in 12 equal quarterly installments over the three-year period thereafter, subject to Dr. Miralles’s continued employment. The Options and RSUs are being granted to Dr. Miralles pursuant to the inducement grant exception under Nasdaq Listing Rule 5635(c)(4) and the Plan as an inducement material to Dr. Miralles entering into employment with the Company. The

Options and RSUs are subject to such other terms and conditions as are specified in the Form of Option Agreement and Form of RSU Agreement, copies of which are filed as Exhibit 10.32 and Exhibit 10.33, respectively, to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 10, 2026.

Pursuant to the terms of the Offer Letter, Dr. Miralles’s employment is at will and may be terminated at any time by the Company or Dr. Miralles. If Dr. Miralles’s employment is terminated by the Company without Cause (as defined in the Plan) or if Dr. Miralles resigns for Good Reason (as defined in the Plan), then Dr. Miralles would be eligible to receive the following severance benefits, less applicable tax withholdings and deductions (the “Non-CIC Severance Benefits”):

•
payment of his then-current base salary in accordance with normal payroll procedures for a period of nine months (or, if his termination date is within six months of his start date, payment of his then-current base salary for a period of three months);
•
payment or reimbursement of continued health coverage for Dr. Miralles and his dependents under COBRA for up to nine months; and
•
an additional three months of accelerated vesting in Company equity awards.

Under the Offer Letter, if Dr. Miralles’s employment is terminated by the Company without Cause or if Dr. Miralles resigns for Good Reason, in either case during the period beginning three months before and ending 12 months after a Change of Control (as defined in the Plan), then Dr. Miralles would be entitled to the following severance benefits, less applicable tax withholdings and deductions (the “CIC Severance Benefits,” together with the Non-CIC Severance Benefits, the “Severance Benefits”):

•
payment of his then-current base salary in accordance with normal payroll procedures for twelve months;
•
payment or reimbursement of continued health coverage for Dr. Miralles and his dependents under COBRA for up to twelve months;
•
payment of his full target bonus for the fiscal year in which the termination occurs; and
•
effective as of the later of the termination date or the effective date of the Change of Control, the vesting and exercisability of all outstanding equity awards held by Dr. Miralles that are subject only to time-based vesting requirements (if any) will be accelerated in full.

Payment of the Severance Benefits is subject to Dr. Miralles signing and delivering to the Company a separation agreement containing a general release of claims in favor of the Company. Under the Offer Letter, if Dr. Miralles’s employment is terminated for Cause or Dr. Miralles resigns without Good Reason, Dr. Miralles will not receive any Severance Benefits.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which will be filed by the Company with the SEC.

Dr. Aslan and Dr. Miralles have previously entered into the Company’s standard form of Indemnity Agreement for officers of the Company, a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 28, 2024.

There are no arrangements or understandings between Dr. Aslan, Dr. Miralles and any other person pursuant to which Dr. Aslan was selected as principal financial officer and principal accounting officer or Dr. Miralles was selected as President and Head of Research and Development, respectively.

In April 2026, the Company entered into a consulting agreement with Dr. Miralles, pursuant to which Dr. Miralles agreed to provide consulting services to the Company regarding clinical development strategy and regulatory strategy. The consulting agreement was terminated on May 17, 2026, in connection with Dr. Miralles’s appointment as President and Head of Research and Development. There are no transactions in which Dr. Aslan has an interest that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artiva Biotherapeutics, Inc.

By:	/s/ Fred Aslan
Fred Aslan, M.D.
Chief Executive Officer

Dated: May 19, 2026